UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2006

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

_____________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

At its meeting on March 1, 2006, upon the recommendation of the Nominating and Governance Committee, the Board of Directors of Tredegar Corporation (the “Corporation”) adopted Outside Director Stock Ownership Guidelines (the “Guidelines”) for its outside directors. The Guidelines prescribe stock ownership for the Corporation’s outside directors in an amount equal to at least three times such director’s base annual cash retainer. Directors have three years to satisfy 50% of the requirement and six years to satisfy the full requirement. Similar stock ownership guidelines, approved by the Executive Compensation Committee, apply to the Corporation’s named executive officers and certain other senior managers.

A copy of the Guidelines is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Outside Director Stock Ownership Guidelines

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: March 6, 2006	By:	/s/ W. Hildebrandt Surgner, Jr.
W. Hildebrandt Surgner, Jr. Vice President, General Counsel and Secretary

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